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                                                                    EXHIBIT 23.5

                          [GOLDMAN, SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

July 13, 2001
Board of Directors
Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 2300
Seattle, Washington 98104

Re:  Amendment No. 2 to Registration Statement on Form S-4
    (File No. 333-47708) of Plum Creek Timber Company, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 12, 2001, as to the fairness from a financial point of view to Plum Creek Timber Company, Inc. (the "Company") of the Exchange Ratio (as defined in the opinion letter) pursuant to the Agreement and Plan of Merger, dated as of July 18, 2000, as amended by Amendment No. 1, dated as of June 12, 2001, by and among the Company, Georgia-Pacific Corporation ("GPC") and North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GPW Timber, Inc., LRFP Timber, Inc. and MPC Timber, Inc, each a wholly owned subsidiary of GPC (the "Spincos").

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with the consideration of the mergers of the Spincos with and into the Company and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.
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Board of Directors
Plum Creek Timber Company, Inc.
July 13, 2001
Page 2

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinion of Plum Creek's Financial Advisor," "The Mergers--Background of the Mergers," "The Mergers--Recommendation of Plum Creek's Board of Directors; Plum Creek's Reasons for the Mergers" and "The Mergers--Opinion of Financial Advisor to Plum Creek" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)

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